CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Vice President and Chief Financial Officer
(770) 437-6800

Financial Dynamics
Christine Mohrmann, Bob Joyce
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

--Fourth Quarter Sales Increase 13.5% and Operating Income Increases 28.1%--
--Fourth Quarter EPS Up 91% to $0.21--

ATLANTA, Georgia, February 21, 2007 - Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings and fabrics company, today announced results for the fourth quarter and full year ended December 31, 2006.

Sales for the fourth quarter of 2006 increased 20.4% to $295.9 million from sales of $245.7 million in the year ago period, after exclusion of revenues from the Company’s European fabrics business that were present in the fourth quarter of 2005. Including the European fabrics business, sales increased 13.5% from $260.6 million reported in the fourth quarter of 2005. Operating income for the fourth quarter of 2006 increased 32.7% to $29.6 million from operating income of $22.3 million reported in the year ago period, excluding results from the Company’s European fabrics business from the fourth quarter of 2005. Including the European fabrics business, operating income increased 28.1% from $23.1 million in the same period in 2005. As a percentage of sales, operating income in the fourth quarter of 2006 improved to 10.0% from 8.9% in the fourth quarter of 2005. Net income for the 2006 fourth quarter rose 111.5% to $12.1 million, or $0.21 per diluted share, versus net income of $5.7 million, or $0.11 per diluted share, in the 2005 fourth quarter. (Please see the attached tables for a reconciliation of GAAP results including the European fabrics business and non-GAAP results excluding such business.)

“We are pleased to report one of the best fourth quarters in our history, finishing a year of continuously improving performance,” said Daniel T. Hendrix, President and Chief Executive Officer. “These results are a testament to the dedication and hard work of our employees worldwide.”

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Mr. Hendrix continued, “Our modular carpet business continued to lead our strong performance and achieved a 27% increase in sales compared with the year ago period. Sales were strong across all key regions with the positive trends in Europe providing the most significant driver of growth geographically. In addition, operating income from the modular carpet business increased 39%, primarily due to higher sales volume. Sales in our Bentley Prince Street business improved 7% during the quarter. We are pleased with its progress to date and expect improvement throughout 2007. Our fabrics business generated a modest operating loss, but it improved on a sequential basis and we continue to take actions to increase its manufacturing efficiencies.”

Patrick C. Lynch, Vice President and Chief Financial Officer, commented, “As a result of the improved sales and actions taken to increase efficiencies in our business, we increased our fourth quarter operating profit margin by 110 basis points compared with the same period last year, enabling us to report a 28.1% increase in operating income. One particular highlight in the quarter is that our modular carpet segment reached a 13.6% operating profit margin. We also took steps to strengthen our balance sheet during the fourth quarter, raising $79 million from our equity offering that will primarily be used to reduce our outstanding debt, and generating $30 million in net cash flow from operating and investing activities. Supported by the execution of our market segmentation strategy and the ongoing recovery in the office market, orders during the fourth quarter increased by 11% compared with a strong order period last year. We concluded the year with a stronger financial platform from which to grow our business in 2007.”

Sales for full year 2006 were $1.1 billion compared with sales of $922.8 million a year ago, an increase of 14.7%, excluding results from the Company’s European fabrics business in both periods. Including the European fabrics business, full year 2006 sales of $1.1 billion represent an increase of 9.1% over sales of $985.8 million in 2005. Operating income in 2006 was $97.0 million, or 9.2% of sales, versus $78.9 million, or 8.5% of sales in the comparable period last year, excluding the results of the Company’s European fabrics business from both periods and one-time items during the 2006 period. The one-time items in 2006 were a charge for impairment of goodwill of $20.7 million, restructuring charges of $3.3 million, and the loss of $1.7 million on the previously-reported European fabrics business disposal. Reported operating income for the full year 2006 was $72.4 million, a decrease of 11.7% from operating income of $82.0 million in 2005.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

For the full year 2006, the Company reported net income of $10.0 million, or $0.18 per diluted share, versus net income of $1.2 million, or $0.02 per diluted share, in 2005. As noted above, included in the Company’s results for the full year 2006 are an impairment of goodwill of $20.7 million (or $0.37 per diluted share after tax), restructuring charges of $3.3 million (or $0.04 per diluted share after tax), a loss on the disposal of the European fabrics business of $1.7 million (or $0.03 per diluted share after tax), and other expenses of $1.0 million (or $0.01 per diluted share after tax) for premiums paid in connection with the Company’s repurchase of $46.6 million of its 7.3% Senior Notes. The Company’s results for the full year 2005 included a loss from discontinued operations of $14.8 million (or $0.28 per diluted share after tax), a loss on disposal of discontinued operations of $1.9 million (or $0.04 per diluted share after tax), and a tax charge related to the repatriation of foreign earnings of approximately $3.4 million (or $0.06 per diluted share).

Mr. Hendrix concluded, “Over the past three years, we have made tremendous progress in expanding and further penetrating our end markets, strengthening our balance sheet, and focusing on our core businesses. Modular carpet continues to take market share from other floorcoverings, and Interface is best positioned to capitalize on this secular market shift. Looking forward, we remain very optimistic about the ongoing recovery we see in the office market, especially in the U.S. and Europe, and we expect our segmentation strategy to continue driving demand for our products in other market segments. Through the first seven weeks of our first quarter, which is seasonally our weakest, business has remained robust. We are looking forward to a successful year where we will leverage our position as a market leader to take advantage of emerging sales opportunities in our key markets.”

The Company will host a conference call tomorrow, February 22, 2007, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and full year 2006 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at http://phx.corporate-ir.net/ phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1475531 or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the webcast will be available at these sites for one year beginning approximately 1 hour after the call ends.

Interface, Inc. is a recognized leader in the worldwide interiors market, offering floorcoverings and fabrics. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value. The Company is the world’s largest manufacturer of modular carpet under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company’s InterfaceFabric business is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Chatham and Terratex brands, and provides specialized automotive textile solutions.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in the Company’s prospectus supplement dated November 6, 2006, filed with the Securities and Exchange Commission, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass the cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and may continue to be volatile, and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Consolidated Statements of Income	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	31-Dec-06	1-Jan-06	31-Dec-06	1-Jan-06

Net Sales	$295,918	$260,608	$1,075,842	$985,766
Cost of Sales	201,806	180,819	736,247	681,069
Gross Profit	94,112	79,789	339,595	304,697
Selling, General and Administrative Expenses	64,524	56,693	241,538	222,696
Impairment of Goodwill	-	-	20,712	-
Restructuring Charges	-	-	3,260	-
Loss on Disposal - European Fabrics	-	-	1,723	-
Operating Income	29,588	23,096	72,362	82,001
Interest Expense	9,532	11,055	42,204	45,541
Other Expense (Income), Net	(43)	(106)	1,319	933
Income Before Taxes	20,099	12,147	28,839	35,527
Income Tax Expense	8,006	6,381	18,816	17,561
Income from Continuing Operations	12,093	5,766	10,023	17,966
Discontinued Operations, Net of Tax	(4)	(50)	(31)	(14,791)
Loss on Disposal, Net of Tax	-	-	-	(1,935)
Net Income	$12,089	$5,716	$9,992	$1,240

Earnings (Loss) Per Share - Basic
Continuing Operations	$0.21	$0.11	$0.18	$0.35
Discontinued Operations	-	-	-	(0.29)
Loss on Disposal	-	-	-	(0.04)
Earnings (Loss) Per Share - Basic	$0.21	$0.11	$0.18	$0.02

Earnings (Loss) Per Share - Diluted
Continuing Operations	$0.21	$0.11	$0.18	$0.34
Discontinued Operations	-	-	-	(0.28)
Loss on Disposal	-	-	-	(0.04)
Earnings (Loss) Per Share - Diluted	$0.21	$0.11	$0.18	$0.02

Common Shares - Basic	56,824	51,834	54,087	51,551
Common Shares Outstanding - Diluted	58,653	53,171	55,713	52,895

Orders from Continuing Operations	$282,100	$254,900	$1,102,000	$998,400
Continuing Operations Backlog (as of 12/31/06
and 01/01/06, respectively)			$114,300	$104,000

Consolidated Condensed Balance Sheets
(In thousands)			31-Dec-06	1-Jan-06
Assets
Cash			$110,220	$51,312
Accounts Receivable			159,430	141,408
Inventory			147,963	130,209
Other Current Assets			28,776	21,164
Assets of Businesses Held for Sale			2,570	5,526
Total Current Assets			448,959	349,619
Property, Plant & Equipment			188,725	185,643
Other Assets			290,656	303,728
Total Assets			$928,340	$838,990

Liabilities
Current Liabilities			$159,606	$140,107
Long-Term Debt			-	-
Senior and Senior Subordinated Notes			411,365	458,000
Other Liabilities			82,975	68,807
Total Liabilities			653,946	666,914
Shareholders’ Equity			274,394	172,076
Total Liabilities and Shareholders’ Equity			$928,340	$838,990

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	31-Dec-06		1-Jan-06

Net Income		$10.0		$1.2
Depreciation, Amortization and other non-cash		31.2		31.5
Deferreds and other non-cash items		(9.1)		12.4
Impairment of Goodwill and Restructuring Charges		23.4		--
Change in Working Capital
Accounts Receivable	(21.4)		(7.7)
Inventories	(24.2)		2.8
Prepaids	(6.0)		(2.7)
Accounts Payable and Accrued Expenses	26.2		11.8
Cash Provided from Operating Activities of Continuing Operations		30.1		49.3
Cash Provided from (used in) Operating Activities of Discontinued Operations		--		12.0
Cash Provided from Operating Activities		30.1		61.3
Cash Used in Investing Activities		(12.6)		(30.6)
Cash Provided from Financing Activities		39.0		0.9
Effect of Exchange Rate Changes on Cash		2.4		(2.5)
Net Increase in Cash		$58.9		$29.1

Consolidated Condensed Segment Reporting
(In millions)

	Three Months Ended			Twelve Months Ended
	31-Dec-06	1-Jan-06	% Change	31-Dec-06	1-Jan-06	% Change
Net Sales
Modular Carpet	$217.7	$171.0	27.3%	$763.7	$646.2	18.2%
Bentley Prince Street	37.8	35.5	6.5%	137.9	125.2	10.1%
Fabrics Group	36.8	51.0	(27.8)%	161.2	198.8	(18.9)%
Specialty Products	3.6	3.1	16.1%	13.0	15.6	(16.7)%
Total	$295.9	$260.6	13.5%	$1,075.8	$985.8	9.1%

Operating Income (Loss)
Modular Carpet	$29.7	$21.4		$98.3	$77.4
Bentley Prince Street	1.5	1.7		5.9	3.5
Fabrics Group	(0.3)	1.3		(27.3)	4.3
Specialty Products	0.3	0.0		0.3	0.6
Corporate Expenses and Eliminations	(1.6)	(1.3)		(4.8)	(3.8)
Total	$29.6	$23.1		$72.4	$82.0

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions)
	Three Months Ended			Twelve Months Ended
	12/31/06	1/01/06	% Change	12/31/06	1/01/06	% Change
Net Sales Excluding European Fabrics	$295.9	$245.7	20.4%	$1,058.5	$922.8	14.7%
Net Sales - European Fabrics	--	14.9		17.3	63.0
Net Sales - as Reported	$295.9	$260.6		$1,075.8	$985.8

	Three Months Ended
	12/31/06	1/01/06	% Change
Operating Income Excluding European Fabrics	$29.6	$22.3	32.7%
Operating Income - European Fabrics	--	0.8
Operating Income - as Reported	$29.6	$23.1

	Twelve Months Ended
	12/31/06	1/01/06	% Change
Operating Income Excluding European Fabrics,
Impairment of Goodwill, Loss on Disposition and Restructuring Charge	$97.0	$78.9	22.9%
Operating Income - European Fabrics	1.1	3.1
Impairment of Goodwill	(20.7)	--
Loss on Disposition	(1.7)	--
Restructuring Charge	(3.3)	--
Operating Income - as Reported	$72.4	$82.0

	Three Months Ended
	12/31/06	1/01/06	% Change
Net Sales Fabrics Segment Excluding European Fabrics	$36.8	$36.1	2.0%
Net Sales - European Fabrics	--	14.9
Net Sales - Fabrics Segment as Reported	$36.8	$51.0

	Three Months Ended
	12/31/06	1/01/06	% Change
Operating Income (Loss) Fabrics Segment Excluding European Fabrics	$(0.3)	$0.5	(160%)
Operating Income - European Fabrics	--	0.8
Operating Income (Loss) - Fabrics Segment as Reported	$(0.3)	$1.3

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

# # #